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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our report dated March 13, 2000 relating to the consolidated financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and its subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated June 14, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 17, 2000